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                                                                    Exhibit 99.1


JUPITER
COMMUNICATIONS           Jupiter                     212-780-6060
ONLINE INTELLIGENCE      Communications, LLC         Fax 212-780-6075
                         627 Broadway                www.jup.com
                         New York, NY 10012

The undersigned hereby consents to the references to the undersigned under the caption "Industry Overview" incorporated by reference in the Registration Statement on Form S-1 of Cyberian Outpost, Inc., filed pursuant to Rule 462(b) of the Securities Act of 1933 and any amendments thereto.

                                        Jupiter Communications


                                        /s/ Peter Storck
                                        ---------------------------------
                                        Peter Storck
                                        July 30, 1998